Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Chevron Corporation of our report dated February 25, 2021 relating to the financial statements of Tengizchevroil LLP, which appears in Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Almaty Kazakhstan

April 8, 2021